ALEXANDER & BALDWIN

PARTNERS FOR HAWAI'I

SUPPLEMENTAL INFORMATION

AS OF AND FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2022

PREMIER HAWAI'I REAL ESTATE COMPANY

ALEX LISTED NYSE

ALEXANDERBALDWIN.COM

Alexander & Baldwin, Inc.

Forward-Looking Statements
Statements in this Supplemental Information document that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, the evaluation of alternatives by the Company related to its non-core assets and business, and the risk factors discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). The information in this Supplemental Information document should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.

Basis of Presentation
The information contained in this Supplemental Information document does not purport to disclose all items required by accounting principles generally accepted in the United States of America (GAAP).

Company Overview

Alexander & Baldwin, Inc.
Company Overview
Company Profile

Alexander & Baldwin, Inc. ("A&B" or the "Company") is a fully integrated real estate investment trust ("REIT") headquartered in Honolulu, Hawai‘i. The Company has a history of over 150 years of being an integral piece of Hawai‘i and its economy making it uniquely qualified to create value for shareholders through a strategy focused on asset management and growth primarily in its commercial real estate holdings in Hawai‘i.

The Company operates in two reportable segments: Commercial Real Estate ("CRE") and Land Operations, and is composed of the following as of December 31, 2022:

•A commercial real estate portfolio composed of 3.9 million square feet of improved properties and 140.7 acres of ground leases throughout the Hawaiian islands, including 2.5 million square feet of largely grocery/drugstore-anchored retail centers; and
•A land operations portfolio consisting of approximately 4,112 acres of legacy landholdings and assets that are subject to the Company's simplification and monetization efforts, and 56 acres of core landholdings, including development-for-hold and development-for-sale activities on Oahu and Maui.

In December 2022, the Company's Board of Directors authorized Management to sell the Company's wholly-owned subsidiary, Grace Pacific LLC ("Grace Pacific"), a materials and construction company in Hawai‘i, and Company-owned quarry land on Maui ("Maui Quarries"). The assets and liabilities associated with Grace Pacific and the Maui Quarries have been classified as held for sale and its financial results are classified as discontinued operations for all periods presented herein. Collectively, Grace Pacific and the Maui Quarries made up the majority of activity in the Company's Materials and Construction reportable segment ("M&C"). Accordingly, the former M&C segment has been eliminated and the segment information presented herein excludes the results of Grace Pacific and the Maui Quarries for all periods presented. In conjunction with the elimination of the M&C segment, the Company's remaining equity interest in an unconsolidated materials company was incorporated with the Land Operations reportable segment.

Throughout this Supplemental Information document, references to "we," "our," "us" and "our Company" refer to Alexander & Baldwin, Inc., together with its consolidated subsidiaries.

Executive Officers

Christopher Benjamin	Clayton Chun
Chief Executive Officer	Executive Vice President, Chief Financial Officer & Treasurer

Lance Parker	Meredith Ching
President & Chief Operating Officer	Executive Vice President, External Affairs

Jerrod Schreck
Executive Vice President, A&B & President, Grace Pacific

Contact Information	Equity Research

Corporate Headquarters	Piper Sandler & Co.
822 Bishop Street	Alexander Goldfarb
Honolulu, HI 96813	(212) 466-7937
alexander.goldfarb@psc.com
Investor Relations
Clayton Chun	Other Company Information
Executive Vice President, Chief Financial Officer & Treasurer
(808) 525-6606	Stock exchange listing:	NYSE: ALEX
investorrelations@abhi.com	Corporate website:	www.alexanderbaldwin.com
	Grace Pacific website:	www.gracepacific.com
Transfer Agent & Registrar	Market capitalization at December 31, 2022:	$1.4B
Computershare	3-month average trading volume:	262K
P.O. Box 43006	Independent auditor:	Deloitte & Touche LLP
Providence, RI 02940-3006
(866) 442-6551

Overnight Correspondence
Computershare
150 Royall Street, Suite 101
Canton, MA 02021

Shareholder website: www.computershare.com/investor
Online inquiries: www-us.computershare.com/investor/contact

Alexander & Baldwin, Inc.
Company Overview
Glossary of Terms

ABR	Annualized Base Rent ("ABR") is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant.

Comparable Lease	Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.

CRE Portfolio	Composed of (1) retail, industrial and office improved properties subject to operating leases ("Improved Portfolio") and (2) assets subject to ground leases ("Ground Leases") within the CRE segment.

Debt-service Coverage Ratio
The ratio of Consolidated Adjusted EBITDA to the sum of debt service – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.

EBITDA and Segment Adjusted (or Consolidated Adjusted) EBITDA
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is calculated on a consolidated basis ("Consolidated EBITDA") by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes and depreciation and amortization.

EBITDA is calculated for each segment ("Segment EBITDA" or "Commercial Real Estate EBITDA" and "Land Operations EBITDA") by adjusting segment operating profit (which excludes interest expense and income taxes) to add back depreciation and amortization recorded at the respective segment.

Segment Adjusted EBITDA (or Consolidated Adjusted EBITDA) is calculated by adjusting Segment EBITDA (or Consolidated EBITDA) for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business). Segment Adjusted EBITDA may also be referred to as CRE Adjusted EBITDA or Land Operations Adjusted EBITDA (when applicable).

FFO
Funds From Operations ("FFO") is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. FFO is defined by the National Association of Real Estate Investment Trusts ("Nareit") December 2018 Financial Standards White Paper as follows: net income (loss) available to A&B common shareholders (calculated in accordance with GAAP), excluding (1) depreciation and amortization related to real estate, (2) gains and losses from the sale of certain real estate assets, (3) gains and losses from change in control, (4) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, (5) gains and losses from the sale of assets or businesses that are incidental to CRE, and (6) impairment write-downs of assets that are incidental to CRE. The Company presents different forms of FFO:

•"Core FFO" represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items noted above (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years).

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.

GAAP	Generally accepted accounting principles in the United States of America.

GLA	Gross leasable area ("GLA") measured in square feet ("SF"). GLA is periodically adjusted based on remeasurement or reconfiguration of space and may change period over period for these remeasurements.

Maintenance Capital Expenditures	As it relates to CRE segment capital expenditures (i.e., capitalizable costs on a cash basis), normalized recurring expenditures necessary to maintain building value, the current income stream and position in the market. Such expenditures may include building/area improvements and tenant space improvements.

Net Debt	Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets.

NOI
Net Operating Income ("NOI") represents total Commercial Real Estate contract-based operating revenue that is realizable (i.e., assuming collectability is deemed probable) less the direct property-related operating expenses paid or payable in cash. The calculation of NOI excludes the impact of depreciation and amortization (e.g., depreciation related to capitalized costs for improved properties, other capital expenditures for building/area improvements and tenant space improvements, as well as amortization of leasing commissions); straight-line lease adjustments (including amortization of lease incentives); amortization of favorable/unfavorable lease assets/liabilities; lease termination income; interest and other income (expense), net; selling, general, administrative and other expenses (not directly associated with the property); and impairment of commercial real estate assets.

Occupancy
The Company has historically (through the period ended December 31, 2020) reported occupancy on a physical basis (i.e., based on timing of when the lessee has physical access to the space, henceforth, “Physical Occupancy”). The Company presents two additional types of occupancy ("Leased Occupancy" and "Economic Occupancy").

The Leased Occupancy percentage calculates the square footage leased (i.e., the space has been committed to by a lessee under a signed lease agreement) as a percentage of total available improved property square footage as of the end of the period reported.

The Economic Occupancy percentage calculates the square footage under leases for which the lessee is contractually obligated to make lease-related payments (i.e., subsequent to the rent commencement date) to total available improved property square footage as of the end of the period reported.

PSF	Per square foot of GLA.

Rent Spread	Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease.

Same-Store
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Same-Store pool excludes properties under development or redevelopment and also excludes properties acquired or sold during either of the comparable reporting periods. While there is management judgment involved in classifications, new developments and redevelopments are moved into the Same-Store pool after one full calendar year of stabilized operation. Properties included in held for sale are excluded from Same-Store.

Stabilization	New developments and redevelopments are generally considered stabilized upon the initial attainment of 90% economic occupancy.

Straight-line Rent	Non-cash revenue related to a GAAP requirement to average tenant rents over the life of the lease, regardless of the actual cash collected in the reporting period.

TTM	Trailing twelve months.

Year Built	Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred.

Alexander & Baldwin, Inc.
Company Overview
Statement on Management's Use of Non-GAAP Financial Measures

The Company presents the following non-GAAP financial measures in this Supplemental Information document:

•Consolidated EBITDA
•Consolidated Adjusted EBITDA
•FFO
•Core FFO
•Commercial Real Estate NOI and Same-Store NOI
•Commercial Real Estate EBITDA
•Land Operations EBITDA and Land Operations Adjusted EBITDA

The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

The Company may report various forms of EBITDA (e.g., Segment EBITDA — also referred to as Commercial Real Estate EBITDA and Land Operations EBITDA — and Consolidated EBITDA) as non-GAAP measures used by the Company in evaluating the segments' and Company's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segments' and Company’s ongoing operations.

The Company also adjusts Segment EBITDA or Consolidated EBITDA to arrive at Segment Adjusted EBITDA or Consolidated Adjusted EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business). Segment Adjusted EBITDA may also be referred to as CRE Adjusted EBITDA or Land Operations Adjusted EBITDA (when applicable).

As an illustrative example, the Company identified non-cash pension termination charges as a non-recurring, infrequent or unusual item that is not expected to recur in the consolidated or segment’s normal operations (or in the Company’s core business). By excluding these items from Segment EBITDA and Consolidated EBITDA to arrive at Segment Adjusted EBITDA or Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its core operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FFO is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. The Company believes that, subject to the following limitations, FFO provides a supplemental measure to net income (calculated in accordance with GAAP) for comparing its performance and operations to those of other REITs. FFO does not represent an alternative to net income calculated in accordance with GAAP. In addition, FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to cash flow from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity. The Company presents different forms of FFO:

•Core FFO represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items in a manner consistent with FFO (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years). The Company believes such adjustments facilitate the comparable measurement of the Company's core operating performance over time. The Company believes that Core FFO, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess and compare the operating performance of REITs.

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.
NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. The Company believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income and cash-based expense items that are incurred at the property level. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-

based revenue (e.g., straight-line lease adjustments required under GAAP); by non-cash expense recognition items (e.g., the impact of depreciation and amortization expense or impairments); or by other expenses or gains or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income). The Company believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the contract-based revenue that is realizable (i.e., assuming collectability is deemed probable) and the direct property-related expenses paid or payable in cash that are incurred in operating the Company's Commercial Real Estate portfolio, as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Company believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).

The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information document. To emphasize, the Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.

Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following tables of this Supplemental Information document:

•Refer to Table 7 – Consolidated Metrics for a reconciliation of consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA, a reconciliation of consolidated net income (loss) available to A&B common shareholders to FFO and Core FFO, as well as a reconciliation of Commercial Real Estate operating profit to Core FFO.
•Refer to Table 8 – CRE Metrics for a reconciliation of Commercial Real Estate operating profit to NOI and Same-Store NOI and a reconciliation of Commercial Real Estate operating profit to Commercial Real Estate EBITDA.
•Refer to Table 18 – Statement of Operating Profit, EBITDA and Adjusted EBITDA for a reconciliation of Land Operations operating profit to Land Operations EBITDA.

Financial Summary

Alexander & Baldwin, Inc.
Financial Summary
Table 1 – Consolidated Balance Sheets

(amounts in millions; unaudited)

	December 31,	December 31,
	2022	2021
ASSETS
Real estate investments
Real estate property	$1,598.9	$1,588.2
Accumulated depreciation	(202.3)	(180.5)
Real estate property, net	1,396.6	1,407.7
Real estate developments	59.9	65.0
Investments in real estate joint ventures and partnerships	7.5	8.8
Real estate intangible assets, net	43.6	51.6
Real estate investments, net	1,507.6	1,533.1
Cash and cash equivalents	33.3	65.4
Restricted cash	1.0	1.0
Accounts receivable, net	6.1	2.2
Other property, net	2.5	17.9
Operating lease right-of-use assets	5.4	7.0
Goodwill	8.7	8.7
Other receivables, net	6.9	11.6
Prepaid expenses and other assets	89.0	78.2
Assets held for sale	126.8	154.7
Total assets	$1,787.3	$1,879.8

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$472.2	$530.8
Accounts payable	4.5	3.4
Operating lease liabilities	4.9	6.5
Accrued pension and post-retirement benefits	10.1	56.3
Deferred revenue	68.8	68.3
Accrued and other liabilities	102.1	95.2
Liabilities associated with assets held for sale	81.0	45.8
Total liabilities	743.6	806.3
Commitments and Contingencies
Redeemable Noncontrolling Interest	8.0	6.9
Equity:
Common stock - no par value; authorized, 150.0 million shares; outstanding, 72.5 million and 72.5 million shares at December 31, 2022 and December 31, 2021, respectively	1,808.4	1,810.5
Accumulated other comprehensive income (loss)	1.8	(80.7)
Distributions in excess of accumulated earnings	(774.5)	(663.2)
Total equity	1,035.7	1,066.6
Total liabilities and equity	$1,787.3	$1,879.8

Alexander & Baldwin, Inc.
Financial Summary
Table 2 – Consolidated Statements of Operations

(amounts in millions, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating Revenue:
Commercial Real Estate	$48.4	$46.2	$187.2	$174.1
Land Operations	22.4	41.4	43.3	79.9
Total operating revenue	70.8	87.6	230.5	254.0
Operating Costs and Expenses:
Cost of Commercial Real Estate	25.5	25.0	98.7	96.0
Cost of Land Operations	15.4	15.8	34.2	38.9
Selling, general and administrative	8.2	10.7	35.9	36.6
Total operating costs and expenses	49.1	51.5	168.8	171.5
Gain (loss) on disposal of commercial real estate properties, net	—	2.6	—	2.8
Gain (loss) on disposal of non-core assets, net	—	—	54.0	0.1
Total gain (loss) on disposal of assets, net	—	2.6	54.0	2.9
Operating Income (Loss)	21.7	38.7	115.7	85.4
Other Income and (Expenses):
Income (loss) related to joint ventures	(0.7)	5.8	1.6	17.9
Pension termination	—	—	(76.9)	—
Interest and other income (expense), net	0.3	(0.6)	0.4	(1.7)
Interest expense	(5.3)	(6.1)	(22.0)	(26.2)
Income (Loss) from Continuing Operations Before Income Taxes	16.0	37.8	18.8	75.4
Income tax benefit (expense)	0.2	0.1	18.3	—
Income (Loss) from Continuing Operations	16.2	37.9	37.1	75.4
Income (loss) from discontinued operations, net of income taxes	(87.9)	(31.5)	(86.6)	(39.6)
Net Income (Loss)	(71.7)	6.4	(49.5)	35.8
Loss (income) attributable to discontinued noncontrolling interest	0.1	(0.1)	(1.1)	(0.4)
Net Income (Loss) Attributable to A&B Shareholders	$(71.6)	$6.3	$(50.6)	$35.4

Earnings (Loss) Per Share Available to A&B Shareholders:
Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.22	$0.52	$0.51	$1.03
Discontinued operations available to A&B shareholders	(1.21)	(0.44)	(1.21)	(0.55)
Net income (loss) available to A&B shareholders	$(0.99)	$0.08	$(0.70)	$0.48

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.22	$0.51	$0.50	$1.03
Discontinued operations available to A&B shareholders	(1.21)	(0.43)	(1.20)	(0.55)
Net income (loss) available to A&B shareholders	$(0.99)	$0.08	$(0.70)	$0.48

Weighted-Average Number of Shares Outstanding:
Basic	72.5	72.5	72.6	72.5
Diluted	72.7	72.7	72.8	72.6

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$16.2	$37.7	$36.9	$75.1
Discontinued operations available to A&B common shareholders	(87.8)	(31.6)	(87.7)	(40.0)
Net income (loss) available to A&B common shareholders	$(71.6)	$6.1	$(50.8)	$35.1

Alexander & Baldwin, Inc.
Financial Summary
Table 3 – Segment Results

(amounts in millions; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating Revenue:
Commercial Real Estate	$48.4	$46.2	$187.2	$174.1
Land Operations	22.4	41.4	43.3	79.9
Total operating revenue	70.8	87.6	230.5	254.0
Operating Profit (Loss):
Commercial Real Estate[1]	21.2	19.6	81.5	72.6
Land Operations[2,3,4]	5.7	29.9	(1.4)	53.2
Total operating profit (loss)	26.9	49.5	80.1	125.8
Gain (loss) on disposal of commercial real estate properties, net	—	2.6	—	2.8
Interest expense	(5.3)	(6.1)	(22.0)	(26.2)
Corporate and other expense[5]	(5.6)	(8.2)	(39.3)	(27.0)
Income (Loss) from Continuing Operations Before Income Taxes	16.0	37.8	18.8	75.4
Income tax benefit (expense)	0.2	0.1	18.3	—
Income (Loss) from Continuing Operations	16.2	37.9	37.1	75.4
Income (loss) from discontinued operations, net of income taxes	(87.9)	(31.5)	(86.6)	(39.6)
Net Income (Loss)	(71.7)	6.4	(49.5)	35.8
Loss (income) attributable to discontinued noncontrolling interest	0.1	(0.1)	(1.1)	(0.4)
Net Income (Loss) Attributable to A&B Shareholders	$(71.6)	$6.3	$(50.6)	$35.4

[1] Commercial Real Estate segment operating profit (loss) includes intersegment operating revenue, primarily from the Land Operations segment, that is eliminated in the consolidated results of operations, and a pension termination expense of zero and $0.7 million for the three and twelve months ended December 31, 2022, respectively.

[2] Land Operations segment operating profit (loss) includes equity in earnings (losses) from the Company's various real estate joint ventures.
[3] Land Operations segment operating profit (loss) also includes a gain on sale of non-core assets, net, of zero and $54.0 million for the three and twelve months ended December 31, 2022, respectively, and a pension termination expense of zero and $62.2 million for the three and twelve months ended December 31, 2022, respectively.

4 As described in the Company’s other filings with the SEC, during the current year, the Company changed the composition of its reportable segments which caused reported amounts (i.e., operating profit) in the historical period to be reclassified to Land Operations from the former Materials & Construction reportable segment. All comparable information for the historical periods has been restated to reflect the impact of these changes.

[5] Corporate and other expense includes pension termination expense of zero and $14.0 million for the three and twelve months ended December 31, 2022, respectively.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Selling, general and administrative expense by segment:
Commercial Real Estate	$1.6	$1.7	$6.8	$6.5
Land Operations	0.5	1.0	3.5	3.8
Corporate	6.1	8.0	25.6	26.3
Total selling, general and administrative expense	$8.2	$10.7	$35.9	$36.6

	December 31, 2022	December 31, 2021
Accounts receivable, net by segment:
Commercial Real Estate	$5.4	$1.6
Land Operations	0.7	0.6
Total accounts receivable, net	$6.1	$2.2

	December 31, 2022	December 31, 2021
Identifiable assets by segment:
Commercial Real Estate	$1,499.9	$1,499.5
Land Operations	112.0	144.5
Assets Held for Sale	126.8	154.7
Corporate	48.6	81.1
Total assets	$1,787.3	$1,879.8

Book value by segment:
Commercial Real Estate	$1,265.8	$1,260.3
Land Operations	4.8	43.6
Assets Held for Sale, net	45.8	108.9
Corporate[1]	(272.7)	(339.3)
Total[2]	$1,043.7	$1,073.5

[1] Primarily composed of corporate debt, partially offset by other assets and liabilities, net.
[2] Equals the sum of consolidated total equity and the redeemable noncontrolling interest presented on the consolidated balance sheets.

Alexander & Baldwin, Inc.
Financial Summary
Table 4 – Consolidated Statements of Cash Flows

(amounts in millions; unaudited)

	Year Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$(49.5)	$35.8
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Loss (income) from discontinued operations	86.6	39.6
Depreciation and amortization	38.0	39.6
Income tax benefit related to pension termination and other, net	(18.1)	—
Loss (gain) from disposals and asset transactions, net	(54.0)	(2.9)
Impairment of assets	5.0	—
Share-based compensation expense	4.9	5.9
Equity in (income) loss from affiliates, net of operating cash distributions	(0.9)	(9.0)
Pension termination	76.9	—
Changes in operating assets and liabilities:
Trade and other receivables	(3.9)	3.9
Inventories	0.1	(0.2)
Prepaid expenses, income tax receivable and other assets	(1.8)	(4.7)
Development/other property inventory	10.5	8.7
Accrued pension and post-retirement benefits	(27.1)	(3.0)
Accounts payable	0.8	(0.5)
Accrued and other liabilities	(0.3)	4.9
Operating cash flows from continuing operations	67.2	118.1
Operating cash flows from discontinued operations	(33.2)	6.1
Net cash provided by (used in) operations	34.0	124.2

Cash Flows from Investing Activities:
Capital expenditures for acquisitions	—	(16.9)
Capital expenditures for property, plant and equipment	(21.7)	(30.3)
Proceeds from disposal of assets	73.1	3.0
Payments for purchases of investments in affiliates and other investments	(0.5)	(1.2)
Distributions of capital and other receipts from investments in affiliates and other investments	0.1	149.5
Investing cash flows from continuing operations	51.0	104.1
Investing cash flows from discontinued operations	(6.4)	(7.6)
Net cash provided by (used in) investing activities	44.6	96.5

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable and other debt	—	131.0
Payments of notes payable and other debt and deferred financing costs	(23.2)	(288.8)
Borrowings (payments) on line-of-credit agreement, net	(38.0)	—
Cash dividends paid	(57.7)	(46.6)
Repurchases of common stock and other payments	(7.3)	(1.3)
Financing cash flows from continuing operations	(126.2)	(205.7)
Financing cash flows from discontinued operations	11.0	(1.4)
Net cash provided by (used in) financing activities	(115.2)	(207.1)

Cash, Cash Equivalents, Restricted Cash, and Cash included in Assets Held for Sale
Net increase (decrease) in cash, cash equivalents, restricted cash, and cash included in assets held for sale	(36.6)	13.6
Balance, beginning of period	71.0	57.4
Balance, end of period	$34.4	$71.0

Alexander & Baldwin, Inc.
Financial Summary
Table 5 – Debt Summary
As of December 31, 2022

(dollars in millions; unaudited)

					Scheduled Principal Payments
Debt	Interest Rate (%)	Weighted-average Interest Rate (%)	Maturity Date	Weighted-average Maturity (Years)	2023	2024	2025	2026	2027	Thereafter	Total Principal	Premium (discount)/debt issuance costs, net	Total
Secured:
Laulani Village	3.93%	3.93%	2024	1.4	$1.2	$57.8	$—	$—	$—	$—	$59.0	$(0.2)	$58.8
Pearl Highlands	4.15%	4.15%	2024	1.9	2.2	75.1	—	—	—	—	77.3	0.3	77.6
Photovoltaic Financing	(1)	4.14%	2027	4.0	0.2	0.2	0.2	0.2	1.8	—	2.6	—	2.6
Manoa Marketplace	(2)	3.14%	2029	5.9	1.8	1.8	1.9	2.0	2.0	45.0	54.5	(0.1)	54.4
Subtotal / Wtd Avg		3.80%		2.9	$5.4	$134.9	$2.1	$2.2	$3.8	$45.0	$193.4	$—	$193.4

Unsecured:
Series A Note	5.53%	5.53%	2024	1.1	$7.1	$7.1	$—	$—	$—	$—	$14.2	$—	$14.2
Series J Note	4.66%	4.66%	2025	2.3	—	—	10.0	—	—	—	10.0	—	10.0
Series B Note	5.55%	5.55%	2026	1.4	9.0	9.0	16.0	2.0	—	—	36.0	—	36.0
Series C Note	5.56%	5.56%	2026	2.4	2.0	2.0	3.0	4.0	—	—	11.0	—	11.0
Series F Note	4.35%	4.35%	2026	2.1	5.5	2.4	3.3	4.0	—	—	15.2	—	15.2
Series H Note	4.04%	4.04%	2026	3.9	—	—	—	50.0	—	—	50.0	—	50.0
Series K Note	4.81%	4.81%	2027	4.3	—	—	—	—	34.5	—	34.5	(0.2)	34.3
Series G Note	3.88%	3.88%	2027	2.4	6.0	6.5	6.0	7.0	2.6	—	28.1	—	28.1
Series L Note	4.89%	4.89%	2028	5.3	—	—	—	—	—	18.0	18.0	—	18.0
Series I Note	4.16%	4.16%	2028	6.0	—	—	—	—	—	25.0	25.0	—	25.0
Term Loan 5	4.30%	4.30%	2029	7.0	—	—	—	—	—	25.0	25.0	—	25.0
Subtotal / Wtd Avg		4.60%		3.7	$29.6	$27.0	$38.3	$67.0	$37.1	$68.0	$267.0	$(0.2)	$266.8

Revolving Credit Facilities:
A&B Revolver	(3)	5.44%	2025	2.7	$—	$—	$12.0	$—	$—	$—	$12.0	$—	$12.0
Subtotal / Wtd Avg		5.44%		2.7	$—	$—	$12.0	$—	$—	$—	$12.0	$—	$12.0
Total / Wtd Avg		4.29%		3.3	$35.0	$161.9	$52.4	$69.2	$40.9	$113.0	$472.4	$(0.2)	$472.2

(1) Financing lease has a discount rate of 4.14%.
(2) Loan has a stated interest rate of LIBOR plus 1.35%, but is swapped through maturity to a 3.14% fixed rate.
(3) Loan has a stated interest rate of LIBOR plus 1.05% based on a pricing grid.

Alexander & Baldwin, Inc.
Financial Summary
Table 6 – Capitalization & Financial Ratios
As of December 31, 2022

(dollars in millions, except stock price; unaudited)

Debt
Secured debt			$193.4
Unsecured term debt			266.8
Unsecured revolving credit facility			12.0
Total debt (A)			$472.2
Add: Net unamortized deferred financing cost / discount (premium)			0.2
Less: Cash and cash equivalents			(33.3)
Net Debt			$439.1

Market Capitalization	Shares	Stock Price	Market Value
Common stock (NYSE:ALEX)	72,463,275	$18.73	$1,357.2
Total equity market capitalization (B)			$1,357.2

Total Market Capitalization (C) = (A) + (B)			$1,829.4
Total Debt to Total Market Capitalization (A) / (C)			25.8%

Liquidity
Cash on hand			$33.3
Unused committed line of credit			486.9
Total liquidity			$520.2

Financial Ratios
Net Debt to TTM Consolidated Adjusted EBITDA[1]			2.7
Debt-service Coverage Ratio[2]			3.6
Fixed-rate debt to total debt			97.5%
Unencumbered CRE Property Ratio[3]			77.4%
1 Consolidated Adjusted EBITDA for the trailing twelve months is $160.7 million and is calculated on Table 7.
2 The ratio of Consolidated Adjusted EBITDA ($160.7 million) to the sum of debt service ($45.2 million) – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.
3 Measured using gross book value, represents unencumbered CRE property ($1,230.2 million) as a percent of total CRE property ($1,590.3 million).

Alexander & Baldwin, Inc.
Financial Summary
Table 7 – Consolidated Metrics

(amounts in millions, except per share data; unaudited)

Consolidated EBITDA & Consolidated Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net Income (Loss)	$(71.7)	$6.4	$(49.5)	$35.8
Adjustments:
Depreciation and amortization	9.2	10.0	38.0	39.6
Interest expense	5.3	6.1	22.0	26.2
Income tax expense (benefit)	(0.2)	(0.1)	(18.3)	—
Depreciation and amortization related to discontinued operations	1.5	2.7	5.8	10.8
Interest expense related to discontinued operations	0.1	—	0.2	0.1
Consolidated EBITDA	$(55.8)	$25.1	$(1.8)	$112.5
Asset impairments related to the Land Operations Segment	5.0	—	5.0	—
Equity method investment impairment related to discontinued operations	—	2.9	—	2.9
Pension termination	—	—	76.9	—
(Income) loss from discontinued operations, net of income taxes and excluding depreciation, amortization and interest expense	86.3	28.8	80.6	28.7
Consolidated Adjusted EBITDA	$35.5	$56.8	$160.7	$144.1

Other discrete items impacting the respective periods - income/(loss):
Income (loss) attributable to discontinued noncontrolling interest	$(0.1)	$0.1	$1.1	$0.4
Gain (loss) on disposal of commercial real estate properties, net	$—	$2.6	$—	$2.8
Gain (loss) on disposal of non-core assets, net	$—	$—	$54.0	$0.1

FFO & Core FFO

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net Income (Loss) available to A&B common shareholders	$(71.6)	$6.1	$(50.8)	$35.1
Depreciation and amortization of commercial real estate properties	9.1	9.5	36.5	37.7
Gain on the disposal of commercial real estate properties, net	—	(2.6)	—	(2.8)
Loss from discontinued operations, net of income taxes	87.9	31.5	86.6	39.6
Income (loss) attributable to discontinued noncontrolling interest	(0.1)	0.1	1.1	0.4
FFO	$25.3	$44.6	$73.4	$110.0
Exclude items not related to core business:
Land Operations operating (profit) loss	(5.7)	(29.9)	1.4	(53.2)
Income tax expense (benefit)	(0.2)	(0.1)	(18.3)	—
Non-core business interest expense	2.8	2.9	11.0	12.7
Pension termination - CRE and Corporate	—	—	14.7	—
Core FFO	$22.2	$17.5	$82.2	$69.5

Commercial Real Estate Operating Profit (Loss)	$21.2	$19.6	$81.5	$72.6
Depreciation and amortization of commercial real estate properties	9.1	9.5	36.5	37.7
Corporate and other expense	(5.6)	(8.2)	(39.3)	(27.0)
Core business interest expense	(2.5)	(3.2)	(11.0)	(13.5)
Distributions to participating securities	—	(0.2)	(0.2)	(0.3)
Pension termination - CRE and Corporate	—	—	14.7	—
Core FFO	$22.2	$17.5	$82.2	$69.5

Net income available to A&B common shareholders per diluted share	$(0.99)	$0.08	$(0.70)	$0.48
FFO per diluted share	$0.35	$0.61	$1.01	$1.52
Core FFO per diluted share	$0.31	$0.24	$1.13	$0.96
Weighted average diluted shares outstanding (FFO/Core FFO)	72.7	72.7	72.8	72.6

Other Discrete Items

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Other discrete items impacting the respective periods - income/(loss):
CRE segment straight-line lease adjustments	$2.6	$1.5	$6.3	$4.4
CRE segment favorable/(unfavorable) lease amortization	$0.3	$0.4	$1.1	$0.9
Consolidated share-based compensation	$(0.3)	$(1.5)	$(4.9)	$(5.9)

Commercial Real Estate

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 8 – CRE Metrics

(dollars in millions; unaudited)

NOI and Same-Store NOI	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating Revenue:
Base rental income, net	$34.0	$32.0	$129.6	$119.2
Recoveries from tenants	10.3	10.2	40.2	38.4
Other revenue	4.1	4.0	17.4	16.5
Total Commercial Real Estate operating revenue	$48.4	$46.2	$187.2	$174.1
Operating Costs and Expenses:
Property operations	10.5	11.0	43.8	40.1
Property taxes	5.9	4.5	18.4	18.2
Depreciation and amortization	9.1	9.5	36.5	37.7
Total Commercial Real Estate operating costs and expenses	$25.5	$25.0	$98.7	$96.0
Selling, general and administrative	(1.6)	(1.7)	(6.8)	(6.5)
Intersegment operating revenues[1]	0.1	0.1	0.3	0.4
Pension termination	—	—	(0.7)	—
Interest and other income (expense), net	(0.2)	—	0.2	0.6
Operating Profit (Loss)	$21.2	$19.6	$81.5	$72.6
Plus: Depreciation and amortization	9.1	9.5	36.5	37.7
Less: Straight-line lease adjustments	(2.6)	(1.5)	(6.3)	(4.4)
Less: Favorable/(unfavorable) lease amortization	(0.3)	(0.4)	(1.1)	(0.9)
Less: Termination income	—	(0.1)	(0.1)	(0.2)
Plus: Other (income)/expense, net	0.2	—	0.5	(0.6)
Plus: Selling, general, administrative and other expenses	1.6	1.7	6.8	6.5
NOI	$29.2	$28.8	$117.8	$110.7
Less: NOI from acquisitions, dispositions and other adjustments	(0.2)	(0.1)	(0.7)	(0.2)
Same-Store NOI	$29.0	$28.7	$117.1	$110.5

Occupancy:
Leased Occupancy	95.0%	94.3%
Physical Occupancy	94.2%	93.8%
Economic Occupancy	93.6%	92.2%

[1] Primarily intersegment operating revenue (e.g., base rental income and expense recoveries) from leases with entities that are part of Land Operations. Such operating revenue (and also the related expense recorded by these entities in other segments) is eliminated in the consolidated results of operations.

Other Discrete Items
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
CRE segment capital expenditures:
Property acquisitions	$—	$10.8	$—	$10.8
Development and redevelopment	2.0	2.1	6.8	16.4
CRE building/area improvements (Maintenance Capital Expenditures)	7.2	4.7	10.7	9.9
CRE tenant space improvements (Maintenance Capital Expenditures)	1.5	0.6	3.9	2.5
Total CRE capital expenditures	$10.7	$18.2	$21.4	$39.6

Leasing commissions paid:	$0.3	$0.6	$1.3	$1.3

Commercial Real Estate EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Commercial Real Estate Operating Profit (Loss)	$21.2	$19.6	$81.5	$72.6
Depreciation and amortization	9.1	9.5	36.5	37.7
Commercial Real Estate EBITDA	$30.3	$29.1	$118.0	$110.3

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 9 – Occupancy

(unaudited)

Leased Occupancy

	As of	As of	Basis Point Change
	December 31, 2022	December 31, 2021
Retail	93.8%	93.1%	70
Industrial	98.4%	97.0%	140
Office	88.2%	91.5%	(330)
Total Leased Occupancy	95.0%	94.3%	70

Economic Occupancy

	As of	As of	Basis Point Change
	December 31, 2022	December 31, 2021
Retail	91.7%	89.9%	180
Industrial	98.2%	97.0%	120
Office	87.7%	90.0%	(230)
Total Economic Occupancy	93.6%	92.2%	140

Same-Store Leased Occupancy
	As of	As of	Basis Point Change
	December 31, 2022	December 31, 2021
Retail	93.8%	93.1%	70
Industrial	98.3%	96.9%	140
Office	88.2%	91.5%	(330)
Total Same-Store Leased Occupancy	95.0%	94.3%	70

Same-Store Economic Occupancy
	As of	As of	Basis Point Change
	December 31, 2022	December 31, 2021
Retail	91.7%	89.9%	180
Industrial	98.1%	96.9%	120
Office	87.7%	90.0%	(230)
Total Same-Store Economic Occupancy	93.6%	92.1%	150

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 10 – NOI and Same-Store NOI by Type

(dollars in thousands; unaudited)

NOI
	Three Months Ended December 31,		Percentage Change	Q4 2022 as a % of NOI	Q4 2021 as a % of NOI
	2022	2021
Retail	$18,268	$18,156	0.6%	62.6%	63.0%
Industrial	5,098	5,188	(1.7)%	17.5%	18.0%
Ground[1]	4,814	4,392	9.6%	16.5%	15.2%
Office	1,000	1,066	(6.2)%	3.4%	3.8%
Total Hawai‘i Portfolio	29,180	28,802	1.3%	100.0%	100.0%
Other	2	1	NM	—%	—%
Total CRE Portfolio	$29,182	$28,803	1.3%	100.0%	100.0%

Same-Store NOI
	Three Months Ended December 31,		Percentage Change	Q4 2022 as a % of NOI	Q4 2021 as a % of NOI
	2022	2021
Retail	$18,268	$18,156	0.6%	63.0%	63.4%
Industrial	4,966	5,140	(3.4)%	17.1%	17.9%
Ground[1]	4,751	4,297	10.6%	16.4%	15.0%
Office	1,000	1,066	(6.2)%	3.5%	3.7%
Total CRE Portfolio	$28,985	$28,659	1.1%	100.0%	100.0%

NOI
	Year Ended December 31,		Percentage Change	YTD 2022 as a % of NOI	YTD 2021 as a % of NOI
	2022	2021
Retail	$75,820	$69,674	8.8%	64.4%	62.9%
Industrial	20,174	19,513	3.4%	17.1%	17.6%
Ground[1]	17,720	17,402	1.8%	15.0%	15.7%
Office	4,043	4,136	(2.2)%	3.4%	3.8%
Total Hawai‘i Portfolio	117,757	110,725	6.4%	99.9%	100.0%
Other	2	10	NM	—%	—%
Total CRE Portfolio	$117,759	$110,735	6.3%	100.0%	100.0%

Same-Store NOI
	Year Ended December 31,		Percentage Change	YTD 2022 as a % of SS NOI	YTD 2021 as a % of SS NOI
	2022	2021
Retail	$75,820	$69,674	8.8%	64.7%	63.1%
Industrial	19,782	19,465	1.6%	16.9%	17.6%
Ground[1]	17,495	17,210	1.7%	14.9%	15.6%
Office	4,043	4,124	(2.0)%	3.5%	3.7%
Total CRE Portfolio	$117,140	$110,473	6.0%	100.0%	100.0%

[1] Leases previously classified as Ground as of December 31, 2021, are included in Retail and Office as of December 31, 2022. Adjusting the NOI for the three and twelve months ended December 31, 2021, to reflect the updated asset classes, Ground NOI increased 12.3% and 4.3% for the three and twelve months ended December 31, 2022, respectively, and Ground Same-Store NOI increased 13.4% and 4.1% for the three and twelve months ended December 31, 2022, respectively.

Changes in the Same-Store portfolio as it relates to the comparable prior period and the current period are as follows:

Additions
Date	Property
1/22	Ho'okele Shopping Center

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 11 – Improved Property Report

(dollars in thousands, except per square foot data; unaudited)

	Property		Island	Year Built/ Renovated	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	2022 NOI	2022 % NOI to Improved Portfolio NOI	Retail Anchor Tenants
	Retail:
1	Pearl Highlands Center		Oahu	1992-1994	411,400	99.4%	98.2%	$10,845	$26.85	$9,764	9.8%	Sam's Club, Regal Cinemas, 24 Hour Fitness, Ulta Salon, Ross
2	Kailua Retail		Oahu	1947-2014	326,400	95.4%	94.6%	11,779	38.61	11,884	11.9%	Whole Foods Market, Foodland, CVS/Longs Drugs, Ulta Salon
3	Laulani Village		Oahu	2012	175,600	96.5%	96.5%	6,650	39.23	6,579	6.6%	Safeway, Ross, Walgreens, Petco
4	Waianae Mall		Oahu	1975	170,800	96.2%	95.5%	3,782	23.74	3,240	3.2%	CVS/Longs Drugs, City Mill
5	Manoa Marketplace		Oahu	1977	142,000	97.8%	91.7%	4,559	35.02	4,474	4.5%	Safeway, CVS/Longs Drugs
6	Queens' MarketPlace		Hawai‘i Island	2007	134,000	84.5%	83.6%	4,421	47.59	4,885	4.9%	Island Gourmet Market
7	Kaneohe Bay Shopping Center (Leasehold)		Oahu	1971	125,400	97.8%	97.8%	3,212	26.19	2,666	2.7%	Safeway, CVS/Longs Drugs
8	Hokulei Village		Kauai	2015	119,000	100.0%	100.0%	4,288	36.77	4,368	4.4%	Safeway, Petco
9	Pu‘unene Shopping Center		Maui	2017	118,000	78.4%	70.9%	4,038	48.96	4,006	4.0%	Planet Fitness, Petco, Ulta Salon, Target (shadow-anchored)
10	Waipio Shopping Center		Oahu	1986, 2004	113,800	97.4%	97.4%	3,426	30.89	3,675	3.7%	Foodland
11	Aikahi Park Shopping Center		Oahu	1971, 2022	97,300	88.8%	84.9%	3,083	37.33	3,240	3.2%	Safeway
12	Lanihau Marketplace		Hawai‘i Island	1987	88,300	97.7%	92.4%	1,585	19.43	1,506	1.5%	Sack N Save, CVS/Longs Drugs
13	The Shops at Kukui‘ula		Kauai	2009	85,900	95.6%	87.5%	3,427	48.03	3,150	3.1%	CVS/Longs Drugs, Eating House, Living Foods
14	Ho‘okele Shopping Center		Maui	2019	71,400	96.1%	91.2%	2,688	41.30	2,534	2.5%	Safeway
15	Kunia Shopping Center		Oahu	2004	60,600	90.1%	90.1%	2,171	40.52	2,227	2.2%
16	Waipouli Town Center		Kauai	1980	56,600	39.7%	37.6%	451	21.20	285	0.3%	Autozone
17	Kahului Shopping Center	(2)	Maui	1951	50,900	94.3%	94.3%	935	19.46	453	0.5%
18	Lau Hala Shops		Oahu	2018	46,300	100.0%	95.0%	2,487	56.55	2,449	2.4%	UFC Gym, Down to Earth
19	Napili Plaza		Maui	1991	45,600	90.3%	90.3%	1,271	31.83	1,363	1.4%	Napili Market
20	Gateway at Mililani Mauka		Oahu	2008, 2013	34,900	93.7%	90.3%	1,882	59.79	2,010	2.0%	CVS/Longs Drugs (shadow-anchored)
21	Port Allen Marina Center		Kauai	2002	23,600	92.0%	92.0%	648	29.90	730	0.7%
22	The Collection		Oahu	2017	5,900	100.0%	100.0%	339	57.46	332	0.2%
	Subtotal – Retail				2,503,700	93.8%	91.7%	$77,967	$34.50	$75,820	75.7%

	Property		Island	Year Built/ Renovated	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	2022 NOI	2022 % NOI to Improved Portfolio NOI	Retail Anchor Tenants
	Industrial:
23	Komohana Industrial Park		Oahu	1990	238,300	100.0%	100.0%	$3,516	$14.76	$5,581	5.6%
24	Kaka‘ako Commerce Center		Oahu	1969	202,200	95.5%	95.5%	2,759	14.64	2,337	2.3%
25	Waipio Industrial		Oahu	1988-1989	158,400	99.0%	99.0%	2,640	16.84	2,737	2.7%
26	Opule Industrial		Oahu	2005-2006, 2018	151,500	100.0%	100.0%	2,550	16.83	2,552	2.6%
27	P&L Warehouse		Maui	1970	104,100	100.0%	100.0%	1,610	15.46	1,587	1.6%
28	Kapolei Enterprise Center		Oahu	2019	93,000	100.0%	100.0%	1,618	17.39	1,588	1.6%
29	Honokohau Industrial		Hawai‘i Island	2004-2006, 2008	86,700	98.0%	96.0%	1,263	15.18	1,157	1.2%
30	Kailua Industrial/Other		Oahu	1951-1974	69,000	92.6%	91.4%	1,106	17.95	821	0.8%
31	Port Allen		Kauai	1983, 1993	64,600	95.6%	95.6%	736	12.64	713	0.7%
32	Harbor Industrial	(2)	Maui	1930	51,100	100.0%	100.0%	626	12.26	708	0.7%
33	Kahai Street Industrial	(1)	Oahu	1973	27,900	100.0%	100.0%	354	12.70	316	0.2%
34	Maui Lani Industrial	(1)	Maui	2010	8,400	100.0%	100.0%	151	17.98	77	0.1%
	Subtotal – Industrial				1,255,200	98.4%	98.2%	$18,929	$15.48	$20,174	20.1%

	Office:
35	Kahului Office Building		Maui	1974	59,100	86.6%	86.6%	$1,490	$29.90	$1,309	1.3%
36	Gateway at Mililani Mauka South		Oahu	1992, 2006	37,100	98.4%	96.2%	1,696	47.48	1,688	1.7%
37	Kahului Office Center	(2)	Maui	1991	35,800	90.5%	90.5%	1,012	31.21	987	1.0%
38	Lono Center		Maui	1973	13,700	61.7%	61.7%	281	33.34	59	0.1%
	Subtotal – Office				145,700	88.2%	87.7%	$4,479	$35.43	$4,043	4.1%
	Total – Hawai‘i Improved Portfolio				3,904,600	95.0%	93.6%	$101,375	$28.09	$100,037	99.9%

(1) Property is currently not included in the Same-Store pool.
(2) Includes leases that were previously classified as ground leases and presented in Table 12 – Ground Lease Report.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 12 – Ground Lease Report

(dollars in thousands; unaudited)

	Property Name		Location (City, Island)	Acres	Property Type	Exp. Year	Current ABR	2022 NOI	Next Rent Step	Step Type	Next ABR ($ in $000)	Previous Rent Step	Previous Step Type	Previous ABR ($ in $000)
1	Owner/Operator		Kapolei, Oahu	36.4	Industrial	2025	$3,203	$3,204	2023	Fixed Step	$3,300	2022	Fixed Step	$3,110
2	Windward City Shopping Center		Kaneohe, Oahu	15.4	Retail	2035	2,800	2,781	2023	FMV Reset	FMV	2017	Fixed Step	2,100
3	Owner/Operator		Honolulu, Oahu	9.0	Retail	2045	2,075	2,075	2025	Fixed Step	2,283	2020	Fixed Step	1,886
4	Kaimuki Shopping Center		Honolulu, Oahu	2.8	Retail	2040	2,039	1,930	2026	Fixed Step	2,345	2022	FMV Reset	1,728
5	S&F Industrial		Pu'unene, Maui	52.0	Heavy Industrial	2059	1,275	1,364	2024	Fixed Step	1,433	2019	Fixed Step	751
6	Pali Palms Plaza		Kailua, Oahu	3.3	Office	2037	992	623	2032	FMV Reset	FMV	2022	Negotiated	200
7	Owner/Operator		Kaneohe, Oahu	3.7	Retail	2048	990	988	2023	Fixed Step	1,059	2018	Option	694
8	Windward Town and Country Plaza I		Kailua, Oahu	3.4	Retail	2062	963	788	2032	Fixed Step	1,233	2022	Fixed Step	753
9	Windward Town and Country Plaza II		Kailua, Oahu	2.2	Retail	2062	621	507	2032	Fixed Step	795	2022	Fixed Step	485
10	Owner/Operator		Kailua, Oahu	1.9	Retail	2034	450	312	2024	Fixed Step	470	2019	Negotiated	641
11	Owner/Operator		Honolulu, Oahu	0.5	Retail	2028	375	377	2023	Fixed Step	385	2022	Fixed Step	366
12	Owner/Operator		Honolulu, Oahu	0.5	Parking	2028	349	340	2023	Fixed Step	359	2022	Fixed Step	339
13	Owner/Operator		Kahului, Maui	0.8	Retail	2026	264	259	2023	Fixed Step	272	2022	Fixed Step	257
14	Seven-Eleven Kailua Center		Kailua, Oahu	0.9	Retail	2033	258	258	2023	Fixed Step	263	2022	Fixed Step	253
15	Owner/Operator	(1)	Honolulu, Oahu	0.7	Industrial	2027	245	225	2023	Option	252	—	—	—
16	Owner/Operator		Kailua, Oahu	1.2	Retail	2023	237	219	—	—	—	2013	FMV Reset	120
17	Owner/Operator		Kahului, Maui	0.8	Industrial	2025	228	224	2023	Fixed Step	238	2022	Fixed Step	218
18	Owner/Operator		Kahului, Maui	0.4	Retail	2027	181	264	2023	Fixed Step	186	2022	Fixed Step	158
19	Owner/Operator		Kailua, Oahu	0.4	Retail	2025	174	174	2023	Fixed Step	183	2022	Fixed Step	166
20	Owner/Operator		Kahului, Maui	0.9	Retail	2025	142	141	2023	Fixed Step	146	2022	Fixed Step	138
	Remainder		Various	3.5	Various	Various	891	667	Various	Various	—	—	—	—
	Total - Ground Leases[2]			140.7			$18,752	$17,720

	(1) Ground lease is currently not included in the Same-Store pool.
	(2) Leases previously classified as ground leases as of December 31, 2021, now included and presented in Table 11 – Improved Property Report

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 13 – Top 10 Tenants Ranked by ABR
As of December 31, 2022

(dollars in thousands; unaudited)

Tenant[1]	Number of Leases	ABR	% of Total Improved Portfolio ABR	GLA (SF)	% of Total Improved Portfolio GLA
Albertsons Companies (including Safeway)	7	$7,608	7.5%	286,024	7.3%
Sam's Club	1	3,308	3.3%	180,908	4.6%
CVS Corporation (including Longs Drugs)	6	2,752	2.7%	150,411	3.8%
Foodland Supermarket & related companies	7	2,127	2.1%	113,725	2.9%
Ross Dress for Less	2	1,992	2.0%	65,484	1.7%
Coleman World Group	2	1,946	1.9%	115,495	3.0%
GP/RM Prestress, LLC[2]	1	1,690	1.6%	N/A	N/A
24 Hour Fitness USA	1	1,513	1.5%	45,870	1.2%
Ulta Salon, Cosmetics, & Fragrance, Inc.	3	1,508	1.5%	33,985	0.9%
Petco Animal Supplies Stores	3	1,400	1.4%	34,282	0.9%
Total	33	$25,844	25.5%	1,026,184	26.3%

[1] The table excludes ground leases as such leases would not be comparable from a GLA perspective.
[2] The leased premises in the GP/RM Prestress, LLC lease includes warehouse and yard space. Due to the yard space, GLA is not presented due to lack of comparability.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 14 – Lease Expiration Schedule
As of December 31, 2022

(dollars in thousands, except per square foot data; unaudited)

Total Improved Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Improved Portfolio Leased GLA	ABR Expiring	% of Total Improved Portfolio Expiring ABR	ABR Expiring PSF
2023	172	371,278	10.1%	$10,395	10.3%	$28.00
2024	149	565,565	15.4%	15,341	15.1%	27.13
2025	109	474,494	12.9%	11,846	11.7%	24.97
2026	90	299,060	8.2%	8,413	8.3%	28.13
2027	95	316,292	8.6%	10,293	10.2%	32.54
2028	54	247,353	6.7%	8,877	8.8%	35.89
2029	38	217,772	5.9%	7,897	7.8%	36.26
2030	20	144,605	3.9%	3,236	3.2%	22.38
2031	12	91,362	2.5%	2,277	2.2%	24.92
Thereafter	58	736,504	20.2%	18,815	18.5%	25.55
Month-to-month	113	205,017	5.6%	3,985	3.9%	19.44
Total	910	3,669,302	100.0%	$101,375	100.0%	$27.63

Retail Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Retail Leased GLA	ABR Expiring	% of Total Retail Expiring ABR	ABR Expiring PSF
2023	122	228,734	9.9%	$8,191	10.5%	$35.81
2024	98	353,249	15.3%	11,428	14.7%	32.35
2025	80	190,462	8.3%	7,193	9.2%	37.77
2026	64	82,173	3.6%	4,518	5.8%	54.98
2027	78	168,361	7.3%	7,581	9.7%	45.03
2028	50	202,445	8.8%	8,086	10.4%	39.94
2029	34	186,579	8.1%	7,092	9.1%	38.01
2030	16	62,290	2.7%	1,734	2.2%	27.84
2031	10	63,482	2.7%	1,923	2.5%	30.29
Thereafter	52	703,964	30.4%	18,292	23.4%	25.98
Month-to-month	48	68,084	2.9%	1,929	2.5%	28.33
Total	652	2,309,823	100.0%	$77,967	100.0%	$33.75

Industrial Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Industrial Leased GLA	ABR Expiring	% of Total Industrial Expiring ABR	ABR Expiring PSF
2023	42	130,824	10.6%	$1,818	9.6%	$13.90
2024	36	173,513	14.1%	2,698	14.3%	15.55
2025	24	273,032	22.2%	4,264	22.5%	15.62
2026	22	198,937	16.2%	2,998	15.8%	15.07
2027	8	132,627	10.8%	2,158	11.4%	16.27
2028	1	40,505	3.3%	664	3.5%	16.39
2029	2	19,763	1.6%	237	1.3%	11.99
2030	1	74,990	6.1%	1,282	6.8%	17.10
2031	2	27,880	2.3%	354	1.9%	12.70
Thereafter	5	31,150	2.4%	523	2.7%	16.79
Month-to-month	58	128,467	10.4%	1,933	10.2%	15.05
Total	201	1,231,688	100.0%	$18,929	100.0%	$15.37

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 15 – New & Renewal Lease Summary
As of December 31, 2022

(unaudited)

						Comparable Leases Only[1]
Total - New and Renewal Leases	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
4th Quarter 2022	61	129,537	$30.65	$3.22	3.5	29	52,063	$39.35	$37.29	5.5%
3rd Quarter 2022	50	104,875	$29.11	$5.86	5.8	27	69,731	$26.63	$25.55	4.2%
2nd Quarter 2022	76	174,073	$30.71	$9.28	4.6	48	106,241	$33.00	$31.07	6.2%
1st Quarter 2022[3]	74	369,292	$23.12	$54.98	11.8	42	283,123	$23.10	$22.39	3.2%
Trailing four quarters	261	777,777	$26.88	$29.51	8.0	146	511,158	$27.29	$26.14	4.4%

Total - New Leases	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
4th Quarter 2022	21	32,435	$28.93	$11.10	3.5	3	5,145	$22.29	$21.60	3.2%
3rd Quarter 2022	18	29,452	$29.57	$20.79	4.8	6	10,148	$25.11	$23.60	6.4%
2nd Quarter 2022	24	59,145	$28.52	$26.92	7.3	8	14,481	$30.94	$27.64	11.9%
1st Quarter 2022	21	65,154	$15.69	$8.18	17.5	5	12,250	$22.11	$20.33	8.8%
Trailing four quarters	84	186,186	$24.27	$16.63	9.8	22	42,024	$25.90	$23.80	8.8%

Total - Renewal Leases	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
4th Quarter 2022	40	97,102	$31.22	$0.59	3.5	26	46,918	$41.22	$39.01	5.7%
3rd Quarter 2022	32	75,423	$28.93	$0.03	6.2	21	59,583	$26.89	$25.88	3.9%
2nd Quarter 2022	52	114,928	$31.84	$0.20	3.2	40	91,760	$33.32	$31.61	5.4%
1st Quarter 2022[3]	53	304,138	$24.71	$65.01	10.6	37	270,873	$23.14	$22.48	2.9%
Trailing four quarters	177	591,591	$27.70	$33.56	7.5	124	469,134	$27.42	$26.35	4.0%

	Three Months Ended December 31, 2022						TTM Ended December 31, 2022
	Leases	GLA (SF)	ABR/SF	Rent Spread[2]			Leases	GLA (SF)	ABR/SF	Rent Spread[2]
Retail	41	66,843	$44.62	5.2%		Retail	183	504,907	$32.89	3.9%
Industrial	19	61,304	$15.31	7.7%		Industrial	65	251,513	$14.18	5.7%
Office	1	1,390	$35.33	—%		Office	13	21,357	$34.49	7.7%
1 Per Glossary of Terms, Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.
2 Rent Spread is calculated for Comparable Leases, a subset of the total population of leases for the period presented.
3 The first quarter of 2022 included a 15-year renewal lease consisting of 180,908 SF of GLA and $3.4 million ABR with a $19.7 million allowance for TIs.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 16 – Portfolio Repositioning, Redevelopment & Development Summary
As of December 31, 2022

(dollars in millions; unaudited)

									Leasing Activity
Project	Phase	Target In-service	Target Stabilization	Total Estimated Project Capital Costs	Project Capital Costs Incurred to Date	Estimated Incremental Stabilized NOI	Estimated Stabilized Yield on Total Project Capital Costs	Projected GLA (SF)	% Leased	% Under Letter of Intent	Total
Redevelopment
Manoa Marketplace	Construction	3Q2023	3Q2024[1]	$8.0 - $8.8	$2.8	$0.6 - $0.7	8.0 - 8.5%	142,000	97.8%	—%	97.8%

[1] Property stabilized at over 90% leased prior to project commencement. The Company anticipates full incremental stabilized NOI in 2026.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 17 – Transactional Activity (2021 - 2022)
As of December 31, 2022

(dollars in millions; unaudited)

Dispositions
Property	Type	Location	Date (Month/Year)	Sales Price	GLA (SF)
Residual Maui land	Land	Maui, HI	11/21	$2.7	N/A
Residual Maui land	Land	Maui, HI	2/21	0.3	N/A
Total				$3.0	—

Acquisitions
Property	Type	Location	Date (Month/Year)	Purchase Price	GLA (SF)
Maui Lani Industrial	Industrial	Maui, HI	06/22	N/A1	8,400
228 Kalihi Street	Ground Lease	Oahu, HI	10/21	4.4	N/A
Kahai Street Industrial	Industrial	Oahu, HI	10/21	6.4	27,900
Total				$10.8	36,300

[1] Represents an intercompany acquisition transaction from GPRS, a subsidiary of Grace Pacific.

Land Operations

Alexander & Baldwin, Inc.
Land Operations
Table 18 – Statement of Operating Profit, EBITDA and Adjusted EBITDA

(amounts in millions; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Development sales revenue	$1.8	$4.8	$8.1	$16.0
Unimproved/other property sales revenue	17.9	29.4	19.9	41.3
Other operating revenue[1]	2.7	7.2	15.3	22.6
Total Land Operations operating revenue	$22.4	$41.4	$43.3	$79.9
Land Operations operating costs and expenses	(15.4)	(15.8)	(34.2)	(38.9)
Selling, general and administrative	(0.5)	(1.0)	(3.5)	(3.8)
Intersegment operating charges, net[2]	(0.1)	—	(0.3)	(0.2)
Gain (loss) on disposal of non-core assets, net	—	—	54.0	0.1
Earnings (loss) from joint ventures	(0.7)	5.9	1.6	17.9
Pension termination	—	—	(62.2)	—
Interest and other income (expense), net	—	(0.6)	(0.1)	(1.8)
Total Land Operations operating profit (loss)	$5.7	$29.9	$(1.4)	$53.2

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Land Operations Operating Profit (Loss)[2]	$5.7	$29.9	$(1.4)	$53.2
Land Operations depreciation and amortization	—	0.3	1.2	1.1
Land Operations EBITDA	$5.7	$30.2	$(0.2)	$54.3
Impairment of assets	5.0	—	5.0	—
Pension termination	—	—	62.2	—
Land Operations Adjusted EBITDA	$10.7	$30.2	$67.0	$54.3

[1] Other operating revenue includes revenue related to trucking, renewable energy and licensing and leasing of non-core legacy agricultural lands.
[2] Intersegment operating charges primarily from CRE that are eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc.
Land Operations
Table 19 – Core Real Estate Development-for-sale Projects
As of December 31, 2022

(dollars in millions, except per square foot amounts; unaudited)

												Sales Closing Timing
Project	Location	Product Type	Planned Saleable Acres	Avg Size of Remaining Lots (Acres)	Acres Closed	Acres Remaining	Target Sales Price Range per SF for Remaining	Est. Total Project Cost	Total Project Costs Incurred to Date	A&B Gross Investment (Life to Date)	A&B Net Book Value	Start / Est. Start	Est. End
Maui Business Park (Phase II)	Kahului, Maui	Light industrial lots	116.7 acres	1.4 acres	64.2 acres	52.5 acres	$40-$58 per SF	$89	$65	$65	$22	2012	2030+

Alexander & Baldwin, Inc.
Land Operations
Table 20 – Components of Land Operations
As of December 31, 2022

(dollars in millions; unaudited)

	Acres	Carrying Value
ASSETS
Real estate investments
Core real estate investments
Kapolei Business Park West	3	$6.2
Maui Business Park II	53	22.1
Non-core real estate investments
Other real estate development	192	$37.8
Agricultural land	3,123	0.4
Urban land, not in active development	20	0.6
Conservation & preservation	777	0.9
Investments in real estate joint ventures and partnerships		7.5
Total real estate investments, net	4,168	75.5
Accounts receivable, retention, and other receivables, net		4.2
Inventories and other property, net		0.6
Other investments in affiliates		29.4
Other assets		2.3
Total assets		$112.0

LIABILITIES
Maui agricultural land sale deferred revenue and reserves		$75.3
Environmental remediation		16.5
Land development warranty and post-closing obligations		4.1
Other liabilities		11.3
Total liabilities		$107.2

Land Operations Book Value		$4.8